                                EDO CORPORATION

                                PROXY STATEMENT

Your proxy in the form enclosed is solicited by the Board of Directors of EDO Corporation (the "Company"). Your proxy may be revoked by you at any time prior to its use. The shares represented by the proxies received will be voted at the 1997 Annual Meeting of Shareholders to be held on April 22, 1997, or any adjournment thereof, in accordance with specifications as are made therein or, if no such specifications are made, in accordance with the recommendations of the Board of Directors.

Directors are elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority of the votes cast is generally required for approval of each other matter to be submitted to a vote of the shareholders. Approval of plans under which stock may be issued to directors or employees requires the affirmative vote of a majority of the shareholders entitled to vote. Shares represented by proxies that withhold authority to vote for a nominee for election as a director, or t hat reflect abstentions or "broker non-votes" will be counted only as shares that are present and entitled to vote on the matter for the purposes of determining the presence of a quorum. "Broker non-votes" are shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have the discretionary voting power on a particular matter. Neither proxies that withhold au thority (without naming an alternative nominee), abstentions nor broker non-votes will be counted as votes cast at the Annual Meeting. Therefore, such proxies will not have any effect on the outcome of voting on any of the matters to be considered at the meeting. Under the rules of the New York Stock Exchange, brokers may vote on each of the three proposals on the agenda for this year's Annual Meeting since such proposals are considered discretionary items under such rules.

March 4, 1997 is the record date for the determination of shareholders entitled to vote at the Annual Meeting. On the record date, there were outstanding 6,146,766 Common Shares and 67,832 ESOP Convertible Preferred Shares Series A (the "ESOP Preferred Shares"), constituting all of the outstanding voting securities of the Company. Each Common Share is entitled to one vote, and each ESOP Preferred Share is entitled to 12.3 votes, voting together as one class.

The mailing address of the principal executive offices of the Company is 14-04 111th Street, College Point, New York 11356-1434. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and form of proxy are being mailed on or about March 21, 1997 to shareholders of record on the record date.

Proposal 1:	ELECTION OF DIRECTORS

Three directors whose regular terms of office expire at the 1997 Annual Meeting have been nominated for reelection to the Company's Board of Directors (the "Board") to hold office until 2000. The names of the three nominees, their ages, the years they have been directors of the Company, their principal occupations over the past five years, their current positions with the Company (where applicable) and other directorships held by them in public companies are set forth below. The shares represent ed by all proxies received will be voted for these nominees, except to the extent authority to do so is withheld as provided in the form of proxy enclosed. If any such nominee should be unable or unwilling to serve (an event not now anticipated), all proxies received will be voted for the individual, if any, as shall be designated by the Board to replace such nominee.

Nominees for Election as Directors to Hold Office Until the 2000 Annual Meeting
-------------------------------------------------------------------------------
                  Director         Principal Occupation and Certain
Name         Age   Since                 Other Directorships
-------------------------------------------------------------------------------
Robert E.    52    1995     Mr. Allen is Managing Director of Redding
Allen                       Consultants (a management consulting firm).

Robert       58    1995     Mr. Alvine is Chairman, President and CEO of I-Ten
Alvine                      Management Corp. (an investment, mergers and
                            acquisitions, and management company) and was, prior to 1995, also a principal of Charterhouse
                            Group International, Inc. (an investment and management holding company), Chairman and CEO of Charter Power Systems Inc. (a worldwide power systems company), and Vice Chairman and CEO of A.P. Parts Manufacturing Co. (manufacturer of auto and truck exhaust systems). He is a director of Jackson Laboratories and the Wildlife Conservation
                            Society.

Michael J.   57    1982     Mr. Hegarty is a director and the Executive Vice
Hegarty                     President and Chief Operating Officer of Flushing
                            Financial Corporation (a federal chartered savings
                            bank). Until 1995, he was Vice President-Finance,
                            Treasurer and Secretary of the Company.
-------------------------------------------------------------------------------

The names of the remaining six directors of the Company, whose terms of office will continue after the 1997 Annual Meeting, and certain information about them are set forth below.

    Directors Whose Terms of Office Will Expire at the 1999 Annual Meeting
-------------------------------------------------------------------------------
                  Director         Principal Occupation and Certain
Name         Age   Since                 Other Directorships
-------------------------------------------------------------------------------
Frank A.      62    1982    Mr. Fariello is Chairman of the Board (since 1997),
Fariello                    President (since 1993) and Chief Executive Officer
                            (since 1994) of the Company. Until 1993, he was
                            Executive Vice President of the Company.

Robert M.    58     1992    Mr. Hanisee is Managing Director of Trust Company
Hanisee                     of the West (an investment management company).
                            He is a director of Delfin Systems and Illgen
                            Simulation Technology Inc.

George A.    64     1995    Mr. Strutz is President of Clopay Corporation (a
Strutz, Jr.                 manufacturer and marketer of specialty plastic
                            films and building products).
-------------------------------------------------------------------------------

    Directors Whose Terms of Office Will Expire at the 1998 Annual Meeting
-------------------------------------------------------------------------------
                  Director         Principal Occupation and Certain
Name         Age   Since                 Other Directorships
-------------------------------------------------------------------------------
Mellon C.    66    1995     1995 Mr. Baird is Chairman, President and CEO of
Baird                       Delfin Systems (an information systems, products
                            and services company). He is a director of Software Spectrum, Inc.

George M.    62    1995     Mr. Ball is Chairman of Philpott, Ball & Company
Ball                        (an investment banking firm). He is a director of
                            Juno Lighting Inc. and BB Walker Company.

Joseph F.    71    1992     Mr. Engelberger is Chairman of Helpmate Robotics
Engelberger                 Inc. (a robotics manufacturing company).

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

During the fiscal year ended December 31, 1996: the Board met seven times; the Board's Audit Committee, consisting of Messrs. Allen, Engelberger and Hanisee, met twice; and the Board's Compensation Committee, consisting of Messrs. Alvine, Baird, Ball (until March), Brittain (until March) and Strutz (since March), met six times.

The Audit Committee reviews and approves audit plans of independent auditors. In reviewing the results of the auditors' activities, the Audit Committee also meets privately with the auditors. It reviews the annual consolidated financial statements of the Company, considers other matters in relation to the internal and external auditing of the Company's accounts, reviews services other than audit services performed by outside auditors, and recommends to the Board the selection of outside auditors .

The Compensation Committee reviews and approves compensation of the Company's corporate officers, administers the Company's stock option and long-term incentive plans, and recommends to the Board compensation of directors.

A Nominating Committee, consisting of Messrs. Brittain (until March), Fariello and Hanisee, is responsible for selecting candidates for vacant director positions. It did not meet in 1996. The Nominating Committee will consider nominees recommended by shareholders. Recommendations should be submitted to the Secretary of the Company.

Directors who are employees of the Company receive no additional compensation for their services as directors or chairmen. The compensation paid non-employee directors or chairmen is as follows: to each director, $18,000 annually and $900 for each meeting of the Board or its committees attended; and to a director serving as chairman of a committee, $1,500 for each meeting of the committee attended.

In January 1997, upon recommendation of the Compensation Committee, the Board revised the compensation plan for directors to further align their interests with those of the Company's shareholders. Pursuant to this revised plan, a minimum of one-half of a director's retainer is paid in Common Shares valued at the end of each quarter. Directors may also defer all of their remaining cash compensation in the form of interest-bearing cash, or stock units which are valued at the close of the quarter, credited with dividends declared during the deferral period and paid out in Common Shares or cash at the end of the deferral period at the then fair market value of Common Shares. In addition, subject to the approval of the 1997 Non-Employee Director Stock Option Plan (the "1997 NEDSOP") by the shareholders at the 1997 Annual Meeting of Shareholders, non-employee directors receive an annual grant of 2,000 options for Common Shares which vest upon receipt. Directors receive a one-time grant of 2,000 immediately exercisable options (which immediate exercisability results from a change adopted in January 1997 to the 1996 Long-Term Incentive
Plan) for Common Shares upon initial election as a director. If the 1997 NEDSOP is approved, non-employee directors will receive another one-time grant of 3,000 immediately exercisable options for Common Shares upon initial election as director (and all current non-employee directors have received such a grant). Pursuant to a change in the Company's bylaws, newly elected dire ctors are required to own, or acquire within one month of election, at least 1,000 (previously 100) Common Shares.

The Company had a plan pursuant to which a director who retired with at least twelve years of service on the Board and had not been an officer or an employee of the Company for at least twelve years prior to retirement received an annual benefit until death of 75% of the annual retainer paid to the director prior to retirement. Effective January 1997, but subject to approval by the shareholders at the 1997 Annual Meeting of Shareholders of the 1997 NEDSOP, this retirement plan has been terminated. Pursuant to the termination, the following directors received the indicated number of immediately exercisable options under the 1997
NEDSOP: Mr. Hanisee, 16,000 options, and Messrs. Allen, Alvine and Ball, 10,000 options each, as consideration for the termination of their actuarially determined accrued interest under the retirement plan. If the 1997 NEDSOP is not approved by the shareholders at the 1997 Annual Meeting of Shareholders, the above 46,000 options will be cancelled and the director retirement plan will not terminate, but the Company has made no determination what further action it would take, if any, with respect to the retirement plan.

Directors who are not employees of the Company may receive additional compensation for undertaking special assignments outside the normal scope of their duties as directors. Philpott, Ball & Company, of which Mr. Ball is Chairman, performed investment banking services for the Company during 1996 and received $96,000 in compensation for such services.

           SECURITIES OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the number of Common Shares beneficially owned, as of March 4, 1997, by the Company's directors, by the Company's executive officers named in the Summary Compensation Table and by the Company's directors and executive officers as a group. No director or executive officer of the Company owns any of the Company's 7% Convertible Subordinated Debentures Due 2011.

                               EDO Common Shares
-------------------------------------------------------------------------------
                                                 Number of Shares      Percent
Name                                             (See Notes 1-4)       of Class
-------------------------------------------------------------------------------
Robert E. Allen ....................................  19,000 ...........   *
Robert Alvine ......................................  22,500 ...........   *
Mellon C. Baird ....................................   6,000 ...........   *
George M. Ball .....................................  17,000 ...........   *
Joseph F. Engelberger ..............................   7,000 ...........   *
Frank A. Fariello .................................. 243,328 ........... 3.8%
William J. Frost ...................................  39,626 ...........   *
Marvin D. Genzer ...................................  48,866 ...........   *
Robert M. Hanisee ..................................  36,010 ...........   *
Michael J. Hegarty .................................  94,114 ........... 1.5%
Ira Kaplan  ........................................ 116,798 ........... 1.8%
Kenneth A. Paladino ................................  41,632 ...........   *
George A. Strutz, Jr. ..............................   9,065 ...........   *
All Directors and Executive Officers as a Group .... 752,004 ...........11.6%
-------------------------------------------------------------------------------
  *  Less than 1%.
-------------------------------------------------------------------------------
Notes:

1. Certain family members of Messrs. Fariello and Genzer and of persons included in the category "all directors and executive officers as a group" also own and vote 1,175, 1,120 and 2,295 Common Shares, respectively. Each of the above individuals disclaims beneficial ownership of these Common Shares.

2. The amounts indicated include the following numbers of restricted Common Shares under the Company's 1996 Long-Term Incentive Plan, and, as of December 31, 1996, Common Shares, and Common Shares into which ESOP Preferred Shares are convertible, actually owned or allocated to certain individuals and the group under the Company's Employee Stock Ownership Plan: Mr. Fariello, 124,474 shares; Mr. Frost, 21,826 shares; Mr. Genzer, 26,116 shares; Mr. Kaplan, 61,090 shares; Mr. Paladino, 30,932 shares; and all directors and executive officers as a group, 202,128 shares.

3. The amounts indicated include the following numbers of Common Shares as to which certain individuals and all directors and executive officers as a group share voting and investment power: Mr. Fariello, 7,885 shares; Mr. Genzer, 630 shares; Mr. Strutz, 4,065 shares; and all directors and executive officers as a group, 12,580 shares. Except as described in Note 1 above, each of these individuals has sole voting and investment power with respect to all other Common Shares beneficially owned.

4. The amounts indicated include the following numbers of Common Shares which each individual and all directors and executive officers as a group have the right to acquire within 60 days upon exercise of options granted pursuant to the Company's 1996 Long-Term Incentive Plan and 1997 NEDSOP: Messrs. Allen, Alvine and Ball, 15,000 shares each; Messrs. Baird, Engelberger and Strutz, 5,000 shares each; Mr. Fariello, 83,000 shares; Mr. Frost, 17,800 shares; Mr. Genzer, 21,000 shares; Mr. Hanisee, 21,000 shares; Mr. Hegarty, 45,000 shares; Mr. Kaplan, 41,500 shares; Mr. Paladino, 8,200 shares; and all directors and executive officers as a group, 320,400 shares. If Proposal 2 is not approved by the shareholders, the group amount indicated above will be reduced by 24,000 and each of the eight non-employee director amounts will be reduced by 3,000 representing the one-time grant of 3,000 immediately exercisable stock options made to each of the eight non-employee directors under the 1997 NEDSOP. The group amount will be further reduced by 46,000 and the amounts for Messrs. Allen, Alvine, Ball and Hanisee will be reduced by 10,000, 10,000, 10,000 and 16,000, respectively, representing the options granted to these outside directors as consideration for the termination of each such director's actuarially determined accrued interest in the director's retirement plan as noted under "The Board of Directors and its Committees" in this Proxy Statement.

                      COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

The following table summarizes the total compensation of the Chief Executive Officer and each of the four most highly compensated executive officers whose total compensation exceeds $100,000 (the "named Executive Officers") for the fiscal years ending December 31, 1996, 1995 and 1994.

                          Summary Compensation Table
-------------------------------------------------------------------------------
                                  Annual             Long-Term
                               Compensation         Compensation
                             ----------------  ----------------------
                                                           Securities    All
Name                                           Restricted  Underlying   Other
and                                              Stock      Options/   Compen-
Principal                    Salary    Bonus    Awards1       SARs     sation2
Position             Year     ($)       ($)       ($)         (#)        ($)
-------------------  ----  ------------------  ----------------------  -------

Frank A. Fariello    1996   286,700   147,500    222,400          0     11,694
Chairman of the      1995   253,274   127,000          0          0      3,250
Board, President     1994   224,630         0          0     50,000      1,095
and Chief Execu-
tive Officer

William J. Frost     1996   114,389    35,000     55,600          0      8,372
Vice President-      1995   105,704    33,000          0          0      2,310
Administration       1994    94,016         0          0      8,000        779

Marvin D. Genzer     1996   121,391    28,600     55,600          0      4,472
Vice President,      1995   116,385    33,000          0          0      2,559
General Counsel      1994   112,008                    0      8,000      6,638
and Secretary

Ira Kaplan           1996   168,265    72,500    125,100          0     10,572
Executive Vice       1995   147,773    67,000          0          0      3,250
President and
Chief Operating
Officer

Kenneth A.           1996   122,315    40,700     83,400          0      4,472
Paladino             1995    93,446    34,500          0     10,000      2,157
Vice President-
Finance and
Treasurer
-------------------------------------------------------------------------------
1. The number and value of the aggregate restricted stock holdings at the end of 1996 for Messrs. Fariello, Frost, Genzer, Kaplan and Paladino were respectively: 74,250 shares, $529,031; 14,000 shares, $99,750; 18,000 shares,
$128,250; 29,500 shares, $210,188; and 15,000 shares, $106,875. Dividends are paid on restricted stock.

2. Amounts reflect the value of the Company's contributions to the named Executive Officers' Employee Stock Ownership Plan accounts. In addition, the amounts for Messrs. Fariello, Frost Genzer and Kaplan for 1996, 1996, 1994 and 1996, respectively, include $7,222, $3,900, $5,736 and $6,200, respectively, representing one-time gains for the purchases of their Company cars at book value, which was less than fair market value.
-------------------------------------------------------------------------------

The following table provides the aggregate number and total value of exercised and unexercised options of the named Executive Officers for fiscal year 1996 under the Company's 1996 Long-Term Incentive Plan.


              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values
-------------------------------------------------------------------------------
                                  Number of Securities     Value of
                                       Underlying         Unexercised
                                       Unexercised       In-the-Money
                                     Options/SARs at    Options/SARs at
                                         FY-End             FY-End
                                           (#)                ($)
                                      Exercisable/        Exercisable/
Name                                  Unexercisable      Unexercisable
-------------------------------------------------------------------------------
Frank A. Fariello                     83,000/25,000      93,100/92,125
William J. Frost                      17,800/4,000       14,740/14,740
Marvin D. Genzer                      21,000/4,000       15,130/14,980
Ira Kaplan                            41,500/7,500       27,938/27,638
Kenneth A. Paladino                    7,700/7,500        5,793/16,553
-------------------------------------------------------------------------------

Pension and Retirement Plans
                              Pension Plan Table
-------------------------------------------------------------------------------
 Final Average
  Base Annual                Years of Credited Service at Retirement
 Compensation      5       10       15        20        25        30       35
-------------------------------------------------------------------------------
    100,000      8,500   17,000   25,500    34,000    42,500    51,000   59,500
    150,000     12,750   25,500   38,250    51,000    63,750    76,500   89,250
    200,000     17,000   34,000   51,000    68,000    85,000   102,000  119,000
    250,000     21,250   42,500   63,750    85,000   106,250   127,500  148,750
    300,000     25,500   51,000   76,500   102,000   127,500   153,000  178,500
-------------------------------------------------------------------------------

The Pension Plan table above shows the estimated annual benefits, based on straight life annuity, payable upon retirement under the Company's non-contributory Employees Pension Plan (the "Pension Plan") and the Company's non-qualified Supplemental Retirement Benefit Plan (the "SRBP") to individuals in specified compensation and years of service classifications. The figures set forth above are before deduction of Social Security benefits.

Benefits payable under the Pension Plan are based on (i) the average of an employee's five highest consecutive years' compensation (annual salary as of January 1 of each year, not the total annual salary shown in the Summary Compensation Table, excluding bonus) out of the employee's final ten years of employment with the Company prior to retirement, and (ii) the number of years of credited service. As of January 1, 1997, Messrs. Fariello, Frost, Genzer, Kaplan and Paladino had completed, respect ively, 32, 27, 28, 35 and 6 years of credited service under the Pension Plan.

Under the Company's SRBP, employees will receive from the Company any amount by which their benefits earned under the Pension Plan exceed the limitations imposed by the Internal Revenue Code. For any participant whose employment actually or constructively terminates within three years following a Change of Control (as defined in the SRBP), vesting would accelerate; and all accrued benefits either would become automatically payable in a lump sum based on present value or, at the discretion of the Compensation Committee, would be funded under a third party arrangement intended to insure payment of such benefits in the future.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors. One of the Committee's functions is to determine the compensation of the Company's executive officers.

The Committee's overall objectives in establishing the compensation of the Company's executive officers are to: enhance shareholder value; attract and retain talented, experienced, qualified individuals, critical to the long-term success of the Company, by providing compensation competitive to that offered by comparable competitors; align the interests of executive officers with the long-term interests of shareholders by providing award opportunities that can result in ownership of the Company's Common Shares; and increase the portion of executive compensation based on the Company's performance.

The Committee achieves these objectives by providing executive officers with total compensation packages comprised of three elements: short-term compensation, intermediate-term compensation, and long-term stock option compensation.

Short-Term Compensation

Base salary is primarily set in accordance with competitive comparable base salaries paid by a set of peer group companies as verified by an outside agency. Decisions on base salary are also subjectively based on the Company's performance when compared to others in the industry, the Company's pursuit of new product initiatives, and recognition of the Company's performance in industry reports.

Annual Incentive Compensation Awards ("AICAs") for executive officers are primarily a function of the Company's operational results for the year in accordance with an established plan. The plan provides for the establishment, by the Committee, of specific target performance criteria. These performance criteria are set in accordance with the strategic objectives of the Company and individual business units at the beginning of each year and include, but are not limited to financial criteria, such as corporate and business unit earnings, return on capital employed, cash flow, revenue growth and subjectively-based individual qualitative goals. The Committee also reserves the right to exercise its subjective discretion in amending any AICA based on overall corporate considerations at the time of the award.

AICAs were paid to executive officers based on the achievement of performance goals established for 1996. Mr. Fariello's combined salary and bonus for 1996 was $53,926 more than for 1995, reflecting the improvement in the Company's performance.

Executive officers' compensation also includes, in addition to participation in Company-wide plans generally available to all employees, certain benefits comparable to those of other businesses in the Company's industry, such as a supplemental pension and other items as reported collectively in the Summary Compensation Table.

Intermediate-Term Compensation

Intermediate-term incentive awards had, in the past, been considered every three years with the last award being in 1992. In 1995, they were scheduled for reconsideration, however, it was decided, based on the performance of the Company, not to make any awards.

In 1996, the shareholders approved the adoption of the 1996 Long-Term Incentive Plan. Under this and prior similar shareholder approved plans, subjective awards of performance units and stock can be made, including contingent awards of Performance Shares and restricted Common Shares. Restricted Common Shares have been generally awarded at the beginning of a performance period and convey to the executive officer receiving the award all the rights of share ownership, including voting rights and di vidends as may be paid to common shareholders.

In 1996, the Committee granted restricted Common Shares to executive officers, which shares vest only if the executive officer remains with the Company for the duration of the performance period. They may vest sooner if certain consolidated earnings criteria are met.

Long-Term Stock Option Compensation

In accordance with the 1996 Long-Term Incentive Plan, Common Share options are ordinarily awarded to executive officers at market price and become exercisable incrementally over a number of years and remain exercisable for additional years thereafter. The Company did not award any stock options to any executive officer under the Company's 1996 Long-Term Incentive Plan in 1996.

With respect to the one million dollar cap on deductibility under Section 162 of the Internal Revenue Code, the Company does not presently believe that the compensation of its executive officers will approach such level. As a result, the Company has not established a policy with respect to Section 162. In addition, the Committee is planning to increase the portion of executive compensation based on performance, which will further serve to reduce the likelihood of reaching the Section 162 cap.

                                                    Members of the Committee:

                                                    Robert Alvine (Chairman)
                                                    Mellon C. Baird
                                                    George A. Strutz, Jr.

Compensation Committee Interlocks and Insider Participation

Until March 1996, the members of the Board of Directors' Compensation Committee were Messrs. Alvine, Ball, Baird and Brittain. Since that date the members have been Messrs. Alvine, Baird and Strutz. Mr. Ball is Chairman of Philpott, Ball & Company, which performed investment banking services for the Company during 1996 and received $96,000 in compensation for such services.

Comparison of Five-Year Cumulative Return

The following graph shows a five-year comparison of cumulative total returns on the Company's Common Shares, based on the market price of the Common Shares, with the cumulative total return of companies in the Standard & Poors 500 Index and the Value Line Aerospace/Defense Group.

-------------------------------------------------------------------------------
Note

The printed copy of the Proxy Statement contains a Performance Graph comparing EDO Corporation, S&P 500 Index and Value Line Aerospace/Defense Group. The Performance Graph shows the Cumulative Return in dollars (vertical axis) for a period of five years (horizontal axis) based on an initial investment of $100.00 on December 31, 1991. The table below contains the data used to plot the Performance Graph. The title and footnotes are identical to those contained in the printed Proxy Statement.

               Comparison of Five-Year Cumulative Total Return*
                  EDO Corporation, Standard & Poors 500 Index
                    and Value Line Aerospace/Defense Group
                    (Performance Results through 12/31/96)
-------------------------------------------------------------------------------
                                                   Dollars
                               ----------------------------------------------
                                1991    1992    1993    1994    1995    1996
                               ------  ------  ------  ------  ------  ------
EDO CORPORATION                100.00   97.33  108.13   56.61   83.87  119.51
STANDARD AND POOR'S 500        100.00  107.79  118.66  120.56  165.78  204.32
VALUE LINE AEROSPACE/DEFENSE   100.00  114.47  147.63  156.62  247.60  319.84

Assumes $100 invested on December 31, 1991 in EDO Corporation Common Shares, Standard & Poors 500 Index and Aerospace/Defense Group.

* Cumulative total return assumes reinvestment of dividends.
-------------------------------------------------------------------------------

Executive Life Insurance Plan

The Company maintains an Executive Life Insurance Plan (the "ELIP") for key employees, including the named Executive Officers, funded by Company-owned life insurance policies on the participants. In accordance with individual participant elections, preretirement death, disability and retirement benefits are available either (i) as a permanent life insurance policy equivalent to two times base annual salary, or (ii) for at least 15 years, an annuity option equivalent in value to a percentage no greater than 40% of the participant's base annual salary (as base annual salary is defined in the ELIP). Generally, the ELIP may be terminated at any time unilaterally by the Company. Special provisions, however, would apply following a Change of Control (as defined in the ELIP): vesting would accelerate, and payments would be automatically payable or would be funded under a third party arrangement intended to insure payment.

Executive Termination Agreements

The Company is a party to Executive Termination Agreements with Messrs. Fariello and Genzer which provide for severance benefits in the event employment terminates within three years following a Change in Control (as defined in the Agreements) unless termination is on account of death, normal retirement or termination for cause. These Agreements provide basic severance benefits which include an amount equal to three times the sum of: (i) the executive officer's annual base salary; plus (ii) either (a) 20% of the executive officer's base salary, or (b) the highest percentage of base salary paid as a bonus to the executive officer over the prior three years, whichever is greater. The Agreements also provide for the payment of legal fees incurred by the executive officers to enforce their rights under the Agreements and for additional compensation to take into account the effect of any excise tax on executive officers' net benefits under the Agreements and the Company's other benefit plans.

1996 Long-Term Incentive Plan

The Company maintains the 1996 Long-Term Incentive Plan (the "LTIP") for executive officers and other key employees of the Company and its subsidiaries. Pursuant to the LTIP, the Company can grant the following types of awards: (1) Nonstatutory and Incentive Stock Options; (2) Stock Appreciation Rights; (3) Restricted Shares; (4) Performance Shares and Performance Units; and/or (5) stock in lieu of other cash compensation. Each of these awards may be granted alone, in conjunction with or in tandem with other awards under the LTIP and/or cash awards outside the LTIP.

The LTIP provides that, except as provided below, in the event of a Change in
Control: (i) all SARs will become immediately exercisable; (ii) the restrictions and deferral limitations applicable to outstanding Performance Share, Restricted Share, and Performance Unit Awards will lapse and the shares in question will fully vest; and (iii) each Option shall be canceled in exchange for cash in an amount equal to the excess of the highest price paid (or offered) for Common Shares during the preceding 60 day period over the exercise price for such Option. Notwithstanding the foregoing, if the Committee determines that the grantee of such award will receive a new award (or have his prior award honored) in a manner which preserves its value and eliminates the risk that the value of the award will be forfeited due to involuntary termination, no acceleration of exercisability or vesting, lapse of restriction or deferral limitations, or cash settlement will occur as a result of a Change in Control.

INSURANCE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company renewed its directors' and officers' liability insurance policy effective August 12, 1996 for a term ending on December 31, 1997. This policy insures the directors and corporate and business unit officers of the Company and its subsidiaries against certain liabilities they may incur in the performance of their duties, and the Company against any obligation to indemnify such individuals against such liabilities. The policy was issued by Chubb Group of Insurance Companies for a premium for the above term of $207,900.

Proposal 2: PROPOSAL TO APPROVE THE EDO CORPORATION
            1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                 INTRODUCTION

At the Annual Meeting, shareholders will be asked to approve the 1997 Non-Employee Director Stock Option Plan (the "Plan"), which has been adopted by the Board of Directors of the Company. The purpose of the Plan is to increase director share ownership to further align director interests with those of the Company's shareholders.

The following summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is attached to this Proxy Statement as Appendix A. Capitalized terms not separately defined herein have the meanings set forth in the Plan.

                          ADMINISTRATION OF THE PLAN

The Compensation Committee will administer the Plan. Eligible Directors who receive Awards under the Plan are those persons who are serving as members of the Board and who are not employees of the Company.

                         SHARES AVAILABLE FOR ISSUANCE

The maximum number of the Company's Common Shares that may be issued pursuant to Stock Options granted under the Plan is 150,000. The maximum number of Stock Options that may be the subject of any Annual Grant to an Eligible Director in any single calendar year is 2,000 (subject to adjustment as described below). The maximum number of Stock Options that may be the subject of any Initial Grant to an Eligible Director, as a one-time grant, is 3,000. The number of Stock Options that have been granted as a one-time Special Grant is 46,000.
The Common Shares underlying the Stock Options granted under the Plan may be unissued Common Shares or treasury shares. It is expected that, when available, treasury shares will be used. If Stock Options that are the subject of any Award granted under the Plan are not exercised or are returned to the Company, the underlying shares will be available for future Stock Option grants. If a merger, consolidation, recapitalization or similar corporate event occurs, the Committee may adjust the number of shares that may be issued under the Plan in the future and the number of shares and the exercise price, if applicable, under all outstanding grants to preserve or to prevent the enlargement of the benefits made available under the Plan. As of March 4, 1997, the closing price of the Common Shares on the New York Stock Exchange was $7.50.

                             GRANTS UNDER THE PLAN

The Plan provides for automatic grants of nonstatutory Stock Options. These Stock Options may contain any terms that the Committee determines are consistent with the Plan. The exercise price of any Stock Option will be the Fair Market Value of the Common Shares on the date of grant. Except to the extent provided in the immediately preceding sentence, the Company will receive no consideration with respect to the grant of any Stock Option other than the performance of services by the Eligible Director.

The term of each Stock Option will be fixed by the Committee but may not exceed ten years from the date of grant. Each Stock Option will become exercisable in full on the date the Stock Option is granted.

On the date a non-employee director is first elected to be a member of the Board of Directors, such director shall receive an Initial Grant of 3,000 Stock Options. All current non-employee directors have received an Initial Grant. On each succeeding January 1 of each year following the year in which such Eligible Director received an Initial Grant, an Annual Grant of 2,000 Stock Options is made to such Eligible Director. All Stock Options generally remain exercisable until the earlier to occur of (i) the tenth anniversary of the date of grant or (ii) the third anniversary of the date the director ceases to be a member of the Board.

                         CHANGE IN CONTROL PROVISIONS

The Plan provides that in the event of a Change in Control, each Stock Option shall be canceled in exchange for cash in an amount equal to the excess of the highest price paid (or offered) for Common Shares over the exercise price for such Stock Option.

                  EFFECT ON AWARDS OF TERMINATION OF SERVICE

In the event an Eligible Director's participation on the Board is terminated by reason of Retirement, Disability or death, any Stock Option held by the Eligible Director may thereafter be exercised in full for the earlier of three years following the date of termination or the date the Stock Option otherwise expires.

                               OTHER INFORMATION

Awards under the Plan may not be transferred other than to family members except by will or the laws of descent and distribution. The Board may terminate or suspend the Plan at any time but the termination or suspension will not adversely affect any vested Awards then outstanding under the Plan. Unless terminated by action of the Board, the Plan will continue in effect through December 31, 2006, but Awards granted under the Plan on or prior to that date will continue in effect until they expire in accordance with their terms. Any proceeds received by the Company for shares under the Plan will be used for general corporate purposes.

                               NEW PLAN BENEFITS

Set forth below is a summary of the initial Awards that the Committee has made subject to the approval of the Plan by shareholders.

         EDO Corporation 1997 Non-Employee Director Stock Option Plan
-------------------------------------------------------------------------------
                 Name and Position         Number of Stock Options1
-------------------------------------------------------------------------------
                Robert E. Allen                    13,000
                Robert Alvine                      13,000
                Mellon C. Baird                     3,000
                George M. Ball                     13,000
                Joseph F. Engelberger               3,000
                Robert M. Hanisee                  19,000
                Michael J. Hegarty                  3,000
                George A. Strutz, Jr.               3,000
-------------------------------------------------------------------------------
1. Represents a one-time Initial Grant to each Eligible Director of 3,000 Stock Options and the one-time Special Grant to Messrs. Allen, Alvine, Ball and Hanisee described herein under "Security Ownership of Directors and Executive Officers." All of the above grants were at an exercise price of $7.125.
-------------------------------------------------------------------------------

                        FEDERAL INCOME TAX CONSEQUENCES

Under currently applicable Federal income tax law, an Eligible Director will receive no taxable income upon the grant of a Stock Option. When an Eligible Director exercises a Stock Option, the excess of the Fair Market Value of the Common Shares on the date of exercise over the exercise price paid will be ordinary income to the Eligible Director, and the Company will be allowed a Federal income tax deduction in the same amount.

                          VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the shares outstanding and entitled to vote is required to approve the Plan.

The Board of Directors recommends a vote FOR the approval of the Plan.

Proposal 3: SELECTION OF AUDITORS

KPMG Peat Marwick LLP are currently the certified public accountants serving as the Company's independent auditors. During 1996, KPMG Peat Marwick LLP audited the accounts of the Company and its subsidiaries and also provided other professional services to the Company in connection with Securities and Exchange Commission filings.

Upon recommendation of the Audit Committee, the Board has appointed KPMG Peat Marwick LLP as the independent auditors for 1997. The shareholders will be asked to ratify this action by the Board.

It is anticipated that one or more representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting to answer shareholder questions and to make a statement, if they desire to do so.

                            PRINCIPAL SHAREHOLDERS

The table below contains certain information with respect to the only beneficial owners known to the Company, based upon publicly available documents, as of March 4, 1997, of more than 5% of the Common Shares.

-------------------------------------------------------------------------------
        Name and Address                  Amount of EDO      Percent of
       of Beneficial Owner                Common Shares         Class
-------------------------------------------------------------------------------
       EDO Corporation                  300,325 and 67,832      14.3%
       Employee Stock Ownership Plan    ESOP Preferred
       14-04 111th Street,              Shares convertible
       College Point, NY 11356          into 678,320 (1)
-------------------------------------------------------------------------------
1. Represents Common Shares and ESOP Preferred Shares held by the trust established to fund the EDO Corporation Employee Stock Ownership Plan (the "ESOP trust"), all of which Common Shares and ESOP Preferred Shares are held for the benefit of the participants under such Plan. Under the terms of the Plan, Common Shares and ESOP Preferred Shares which have been allocated to the account of a participant are required to be voted in accordance with the direction of such participant. Common Shares and ESOP Preferred Shares which are not so allocated are deemed to be allocated solely for the purpose of determining how such Common Shares and ESOP Preferred Shares are to be voted. In addition, Common Shares and ESOP Preferred Shares so allocated or deemed to be allocated, as to which no directions are given, are voted in the same proportion as those Common Shares and ESOP Preferred Shares as to which voting instructions have been received. Each ESOP Preferred Share is entitled to 12.3 votes on all matters presented to holders of Common Shares, voting together as one class. The Company believes that the Plan is not the beneficial owner of such Common Shares and ESOP Preferred Shares, as the trustee under the ESOP trust has no voting or investment power with respect to such Common Shares and ESOP Preferred Shares.
-------------------------------------------------------------------------------

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, as amended (the "Act"), during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and certain written representations provided to the Company, there was no person who, at any time during the fiscal year, was a director, officer, beneficial owner of more than ten percent of any class of equity securities of the Company or any other person subject to Section 16 of the Act with respect to the Company because of the requirements of Section 30 of the Investment Company Act or Section 17 of the Public Utility Holding Company Act that failed to file on a timely basis, as disclosed in the above forms, reports required by
Section 16(a) of the Act during the most recent fiscal year or prior fiscal years.

                                 OTHER MATTERS

The Board knows of no other business to be brought before the Annual Meeting other than as set forth above. If any other business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their best judgment on such matters.

                             SHAREHOLDER PROPOSALS

Shareholder proposals for the 1998 Annual Meeting of Shareholders must be received at the principal executive offices of the Company, addressed to Marvin
D. Genzer, Secretary, EDO Corporation, 14-04 111th Street, College Point, New York 11356-1434, no later than November 22, 1997, in order to be considered for inclusion in the Company's Proxy Statement for such Meeting.

                                 MISCELLANEOUS

The cost of preparing and mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, and the enclosed form of proxy will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph, e-mail or facsimile by directors, officers and employees of the Company, without extra compensation and at the Company's expense. The Company has also retained D. F. King & Co., Inc. to assist in such solicitations, at an estimated cost of $6,500 plus out-of-pocket expenses. The Company will also request bankers and brokers to solicit proxies from their customers, where appropriate, and will reimburse them for reasonable expenses.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, HAS BEEN PROVIDED TO ALL RECORD OR BENEFICIAL HOLDERS OF COMMON SHARES OR ESOP PREFERRED SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING. ADDITIONAL COPIES WILL BE FURNISHED ON WRITTEN REQUEST, WITHOUT CHARGE, TO ANY RECORD OR BENEFICIAL HOLDER OF COMMON SHARES OR ESOP PREFERRED SHARES. SUCH REQUESTS SHOULD BE ADDRESSED TO EDO CORPORATION, 14-04 111TH STREET, COLLEGE POINT, NEW YORK 11356-1434, ATTENTION: MARVIN D. GENZER, SECRETARY.

                                         By order of the Board of Directors,

                                         Marvin D. Genzer
                                         Secretary

                                                                     Appendix A

                                EDO CORPORATION
                 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1. PURPOSE

The purpose of the EDO Corporation 1997 Non-Employee Director Stock Option Plan is to increase director share ownership to further align director interests with those of the Company's shareholders.

2. DEFINITIONS

"Annual Grant" shall mean an annual Stock Option grant for 2,000 shares to an Eligible Director as provided in Section 5(b).

"Award" shall mean an Initial Grant, Special Grant and/or Annual Grant under
Section 5 of the Plan.

"Board" shall mean the Board of Directors of the Company.

"Cause" shall mean (i) the willful failure by an Eligible Director to perform substantially Board or committee duties (other than due to physical or mental illness), (ii) the Eligible Director engaging in serious misconduct that is injurious to the Company, or (iii) the Eligible Director having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony.

"Change in Control" shall mean the occurrence of any of the following events:

(i) a majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (the "Incumbent Directors"); provided that any director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director; or

(ii) any "person" including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any employee benefit plan of the Company, any employee of the Company or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange Act), directly or indirectly, including, without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

(iii) the shareholders of the Company shall approve a definitive agreement (x) for the merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to merger and (2) are not nominees or representatives of the Company, or (C) any "person" including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any employee benefit plan of the Company, any employee of the Company or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange Act), directly or indirectly of 30% or more of the securities of the surviving entity or (y) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company; or

(iv) any other event or transaction that is declared by resolutions of the Board to constitute a Change in Control for purposes of the Plan.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

"Change in Control Price" shall mean the highest price per share paid or offered in any bona fide transaction related to a Change in Control, as determined by the Committee.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

"Committee" shall mean the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

"Common Shares" shall mean the Common Shares, par value $1.00 per share, of the Company.

"Company" shall mean EDO Corporation, including any Subsidiary, and any successor thereto.

"Disability" shall mean if the Committee determines, based on medical evidence, that the Eligible Director is disabled, mentally or physically, and is, therefore, unable to continue his or her services to the Company.

"Eligible Director" shall mean a person who is serving as a member of the Board and who is not an employee of the Company.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Fair Market Value" shall mean, on any date, the closing sales price of a Common Share, as reported for such day on the New York Stock Exchange (consolidated trading).

"Initial Grant" shall mean a one-time Stock Option grant for 3,000 shares awarded to an Eligible Director as of the Effective Date of the Plan and to an Eligible Director elected to the Board after such Effective Date.

"Plan" shall mean the EDO Corporation 1997 Non-Employee Director Stock Option Plan, as amended from time to time.

"Retirement" shall mean an Eligible Director's retirement from service from the Board.

"Special Grant" shall mean the number of Stock Options listed in Section 5(c) whose cash value is calculated to represent reasonable consideration for the present value of an actuarially determined accrued benefit under the Eligible Director's retirement plan which Eligible Director's retirement plan shall become discontinued as of the date of approval of this Plan by the shareholders.

"Stock Option" shall mean a stock option which is not qualified under Section 422 of the Code and that is granted to each Eligible Director pursuant to
Section 5.

"Subsidiary" shall mean any corporation of which the Company owns directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation and any other business organization, regardless of form, in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined equity interests in such organization.

3. ADMINISTRATION

The Plan shall be administered by the Committee which shall consist of at least two directors of the Company chosen by the Board, each of whom is a "non-employee director" within the meaning of Rule 16(b) of the Exchange Act. The Committee shall have the responsibility of construing and interpreting the

Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all directors participating in the Plan and their successors in interest. Notwithstanding the foregoing, neither the Committee nor the Board shall have any discretion regarding whether an Eligible Director receives a Stock Option under Section 5, or, except as expressly provided in this Plan, regarding the terms of any such Stock Option, including, without limitation, the timing of grant and the number of shares subject to any such Stock Option.

4. MAXIMUM AMOUNT OF SHARES AVAILABLE FOR AWARDS

(a) Shares Available for Issuance

The maximum number of Common Shares in respect of which Awards may be made under the Plan shall be a total of 150,000 Common Shares. Common Shares may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for some other purpose. Common Shares subject to any Award which are canceled or forfeited for any reason without delivery of such Common Shares shall again be available for award under this Plan.

(b) Adjustment for Corporate Transactions

In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value, or other similar event affects the Common Shares such that an adjustment is required to preserve, or to prevent enlargement of, the Awards made under the Plan, then the Committee may, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares subject to outstanding Stock Options to the nearest whole number and
(ii) the exercise price with respect to any such Award.

5. TERMS OF STOCK OPTION GRANTS

(a) Initial Grant

An Initial Grant shall be made to each Eligible Director serving on the Board on the Effective Date of the Plan and to each Eligible Director elected to the Board after the Effective Date of the Plan on the date of such election. The exercise price per share of the Initial Grant shall equal the Fair Market Value on the date of grant.

(b) Annual Grant

An Annual Grant shall be made to each Eligible Director serving on the Board during the term of the Plan on January 1 of each year following the year in which such Eligible Director received an Initial Grant. The exercise price per share of the Annual Grant shall equal the Fair Market Value on the date of grant.

(c) Special Grant

A Special Grant shall be made to each Eligible Director serving on the Board on the Effective Date of the Plan who has an actuarially determined accrued benefit under the Eligible Director's retirement plan which Eligible Director's retirement plan shall become discontinued as of the date of approval of this Plan by the shareholders. The exercise price per share of the Special Grant shall equal the Fair Market Value on the date of grant. The amount of the Special Grant to such Eligible Directors is as follows: Messrs. Allen, Alvine and Ball, 10,000 Stock Options each, and Mr. Hanisee, 16,000 Stock Options.

(d) Exercise

Each Stock Option shall become exercisable immediately upon grant and shall remain exercisable until the earlier to occur of (i) the tenth anniversary of the date of grant or (ii) a time provided in Section 5(e) after the date the Eligible Director ceases to be a member of the Board. The Committee may impose such conditions with respect to the exercise of Stock Options as it shall deem appropriate, including, without limitation, any conditions relating to the application of Federal or state securities laws. No shares shall be delivered pursuant to any exercise of Stock Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor. Without limiting the generality of the foregoing, payment of the option price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging Common Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Shares so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

(e) Termination of Service

A Stock Option shall be exercisable following the termination of an Eligible Director's participation on the Board only to the extent provided in this
Section 5(e). If an Eligible Director's participation on the Board terminates due to such director's (i) death, (ii) Disability, or (iii) Retirement with the consent of the Committee, all Stock Options shall be exercisable by such director or, in the case of death or Disability, such director's estate or legal guardian, for the earlier of three years from the date of such event or the expiration of the Stock Option term(s).

If an Eligible Director's service on the Board is terminated for Cause, all Stock Options held by such Eligible Director shall immediately terminate.

6. CHANGE IN CONTROL

In the event of a Change in Control, each Stock Option shall promptly be canceled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Stock Option.

7. GENERAL PROVISIONS

(a) Withholding

Should an amount realized or recognized by an Eligible Director in connection with the exercise of a Stock Option subject the Company to tax withholding requirements under Federal, state, local or foreign law, such Eligible Director shall be required to make the necessary arrangements to satisfy the Company's obligation, if any, to withhold any tax with respect to such amount.

(b) Awards

Each Award hereunder shall be evidenced in writing. The written agreement shall be delivered to the Eligible Director and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

(c) Nontransferability

No Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Eligible Director shall be subject to any lien, obligation or liability of the Eligible Director; provided, however, Awards may be transferred to a member of the Eligible Director's immediate family or to a trust or similar vehicle for the benefit of such immediate family members

(collectively, the "Permitted Transferees"). Except as otherwise expressly provided in this Plan, all rights with respect to Awards granted to an Eligible Director under the Plan shall be exercisable during the Eligible Director's lifetime only by such Eligible Director or, if applicable, the Permitted Transferees.

(d) Construction of the Plan

The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York without reference to its conflict of law rules.

(e) Effective Date

The Effective Date of this Plan is January 1, 1997. The Plan will become effective as of that date provided that the Plan receives the approval, within 12 months of its approval by the Board, of the holders of a majority of the outstanding Common Shares entitled to vote. If such approval is not forthcoming, the Plan and all Awards shall be null and void. No Awards may be granted under the Plan after December 31, 2006.

                                                                     Appendix B

The printed copy of the Proxy Statement contains a Performance Graph comparing EDO Corporation, Standard and Poor's 500 and Value Line Aerospace/Defense Group. This Performance Graph is described and interpreted in tabular form in this electronic filing.